UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

SCIENCE 37 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39727	84-4278203
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Park Offices Drive, Suite 3606 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

(984) 377-3737
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common stock, par value $0.0001 per share	SNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, Science 37 Holdings, Inc. (the “Company”) commenced a stock option exchange program (the “Exchange Offer”) pursuant to which eligible participants, which included certain of the Company’s executive officers, employees, and consultants, were able to exchange eligible outstanding stock options for a lesser number of restricted stock units (“RSUs”). The Company’s non-employee directors were not eligible to participate in the Exchange Offer. Eligible participants who were employees or consultants of the Company received one RSU for every two shares of common stock underlying the eligible options surrendered, while eligible participants who were executive officers of the Company received one RSU for every two and one-half shares of common stock underlying the eligible options surrendered. The exchange ratio applied on a grant-by-grant basis. The Exchange Offer was completed on the terms and under the conditions set forth in the Offer to Exchange Eligible Options for Restricted Stock Units, dated April 3, 2023, filed as Exhibit (a)(1)(A) to the Company’s Tender Offer Statement on Schedule TO related to the Exchange Offer.

The Exchange Offer expired on April 28, 2023 at 11:59 p.m. Eastern Time. As a result of the Exchange Offer, eligible options to purchase a total of 10,605,665 shares of the Company’s common stock were accepted for exchange (representing approximately 91% of the total shares of common stock underlying the options eligible for exchange). All surrendered options were cancelled effective as of the expiration of the Exchange Offer, and in exchange for those options, the Company issued a total of 4,674,682 RSUs, pursuant to the terms of the Exchange Offer and the Company’s 2021 Incentive Award Plan (the “2021 Plan”).

The following table shows the number of stock options surrendered by each of the Company’s executive officers and the corresponding grant of RSUs in accordance with the terms of the Exchange Offer:

Name	Number of Shares Underlying Surrendered Stock Options	Number of New RSUs
David Coman	1,539,129	615,650
Mike Zaranek	1,110,714	444,283
Jonathan Cotliar	643,303	257,320
Darcy Forman	1,232,292	492,916
Christine Pellizzari	1,755,834	702,332

The RSUs are subject to a new vesting schedule and will vest in three equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the holder remaining in continuous service with the Company (or its subsidiaries or affiliates) on each applicable vesting date.

The other terms and conditions of the new RSUs will be governed by the terms and conditions of the 2021 Plan and the RSU agreements entered into thereunder. The 2021 Plan and the form of RSU agreement have been previously filed by the Company with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science 37 Holdings, Inc.

Date:	May 2, 2023	By:	/s/ Christine Pellizzari
		Name:	Christine Pellizzari
		Title:	Chief Legal Officer